UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
reported: October 17, 2012

AMR CORPORATION _
(Exact name of registrant as specified in its charter)

Delaware 1-8400 75-1825172 _
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas 76155
(Address of principal executive offices) (Zip Code)

(817) 963-1234 _
                 (Registrant's telephone number)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations

AMR Corporation (the Company) is furnishing herewith a press release issued on October 17, 2012 by the Company as Exhibit 99.1, which is included herein. This press release was issued to report the Company's third quarter 2012 results.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 Press Release of the Company dated October 17, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: October 17, 2012

EXHIBIT INDEX

Exhibit 99.1	Description Press Release of the Company dated October 17, 2012

CONTACT:    Sean Collins
Media Relations
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Wednesday, Oct. 17, 2012

AMR CORPORATION REPORTS THIRD QUARTER 2012 Results

Net Profit of $110 Million, Excluding Reorganization Items and Special Charges

Net Loss of $238 Million; Operating Income of $51 Million

Continues Fleet Renewal: Took Delivery of Seven Fuel-Efficient 737-800s;
Totaling 19 737-800s in the First Nine Months of 2012

FORT WORTH, Texas - AMR Corporation, the parent company of American Airlines, Inc., today reported a third quarter net profit of $110 million, excluding reorganization items and special charges - a $272 million improvement compared to the prior year period. In the third quarter of 2012, AMR incurred a net loss of $238 million compared to a net loss of $162 million in the same period of 2011.
“I want to thank my American colleagues for their efforts in delivering another profitable quarter, excluding reorganization and special items,” said Tom Horton, AMR's Chairman and Chief Executive Officer. “These results were driven by the best unit revenue growth in the industry in each month of the quarter, and by record load factor, as we continue to make progress in our restructuring for a successful future.”
Financial and Operational Performance
AMR reported record third quarter consolidated revenue of $6.4 billion, up 0.8 percent compared to the prior year period, on 2.3 percent less capacity than in the third quarter of 2011. Consolidated passenger revenue per available seat mile (unit revenue) grew 4.3 percent compared to the third quarter of 2011, and mainline passenger unit revenue increased 4.5 percent.

•	Consolidated passenger yield, representing average fares paid, increased 3.5 percent year-over-year in the third quarter of 2012, and mainline passenger yield increased 3.7 percent.

•	Mainline capacity, or total available seat miles, in the third quarter of 2012 decreased 2.5 percent compared to the same period in 2011.

•	American's third quarter 2012 mainline load factor, or the percentage of total seats filled, was 85.5 percent - a record for any quarter in American's history.
The company's revenue performance was driven by year-over-year yield improvement and a record high consolidated load factor of 84.7 percent. Domestic unit revenue improved 3.8 percent in the third quarter versus the same period last year and, for the third consecutive quarter, the company saw unit revenue increases across all five of its hubs. Growth in yields on connecting traffic and increased load factors in the premium cabins contributed to the solid revenue performance in the Domestic entity.

International unit revenue increased 5.3 percent in the third quarter, driven by increased load factors across all entities, and improved yield performance. Unit revenue performance in the Pacific entity was strong, up 15.9 percent, driven by increased demand for the premium cabins and greater revenues from Asia point-of-sale. The Latin American entity posted a 4.0 percent unit revenue increase in the third quarter of 2012, including yield improvements in Mexico and Central and South America. The growing strength of American's enhanced network, together with coordinated selling efforts with joint business partners British Airways and Iberia over the Atlantic, helped drive trans-Atlantic unit revenue improvement of 2.9 percent versus the prior year, despite slower sales around the Summer Olympics, and a weaker economic environment in Europe in the quarter.
“Strong yield and record load factors generated unit revenue growth that topped the industry in each of the three months, continuing a trend of outperforming the industry that we've seen throughout the year,” said Virasb Vahidi, AMR's Chief Commercial Officer. “We saw unit revenue increases across all five of our hubs and across all international entities.”
“We have made excellent progress in both increasing revenues and in reducing costs this quarter. As a result of having consolidated operating expenses, excluding special charges, of $6.2 billion, or 2.7 percent lower than the third quarter of last year, we saw considerable improvement. We were able to achieve operating income and margin of $262 million and 4.1 percent respectively, excluding special charges,” said Bella Goren, AMR's Chief Financial Officer. “As our restructuring efforts move forward, we will continue to realize increasingly greater cost savings in the coming quarters, and we are on track to achieve our targeted savings.”
Reorganization Items and Special Charges
The third quarter 2012 results include $348 million in special charges and reorganization items.

•	Of that amount, $211 million is related to special charges, primarily associated with employee severance-related costs.

•
The company recognized $137 million in reorganization items resulting from certain of its direct and indirect U.S. subsidiaries' voluntary petitions for reorganization under Chapter 11 on Nov. 29, 2011. These items primarily result from estimated claims associated with restructuring the financing arrangements for certain aircraft and professional fees, offset by a pension curtailment credit for prior service costs.

Fuel Impact
Taking into account the impact of fuel hedging, AMR paid approximately $3.12 per gallon for jet fuel in the third quarter of 2012 versus approximately $3.15 per gallon in the third quarter of 2011, a 1.0 percent decrease. As a result, the company paid $22 million less for fuel in the third quarter of 2012 than it would have paid at prevailing prices from the prior-year period.
Cash Position
AMR ended the third quarter with approximately $5.1 billion in cash and short-term investments, including a restricted cash balance of $847 million, compared to a balance of approximately $4.8 billion in cash and short-term investments, including a restricted balance of approximately $474 million, at the end of the third quarter of 2011.

Recent Operational Challenges
AMR experienced operational challenges due to flight cancellations and delays during the second half of September, however, the net impact of these disruptions to third quarter financial results was not material.
Fleet Renewal and Transformation
In the third quarter, as part of the company's fleet renewal efforts, American took delivery of seven Boeing 737-800s, for a total of 19 737s in the first nine months of the year, with another nine 737s scheduled to be delivered in the fourth quarter of 2012. These aircraft will improve the customer experience and provide a 35 percent reduction in fuel cost per seat versus MD-80 aircraft.
Furthermore, during the quarter, American announced plans to be the only airline to offer three-class service and the first to offer fully lie-flat First and Business Class seats on transcontinental flights with its Airbus A321 transcontinental aircraft. All new narrowbodies from the Airbus 320 family delivered beginning in the third quarter of 2013 and the Boeing 737-800 aircraft delivered beginning in the fourth quarter of 2013 are expected to offer in-seat entertainment, inflight Wi-Fi, individual 110-volt universal AC power outlets and USB jacks at every seat, in addition to Main Cabin Extra seating.
American is in the midst of a significant renewal and transformation of its fleet, including 59 aircraft slated for delivery in 2013. American is taking significant steps to improve its overall competitive position and expects to have the youngest and most fuel-efficient fleet among its U.S. airline peers by 2017.

Capacity Guidance
AMR estimates consolidated capacity in the fourth quarter of 2012 to be up less than half of a percent versus the fourth quarter of 2011. The company is in the process of finalizing the 2013 network plan and will provide additional capacity guidance at a later date.

About American Airlines
American Airlines, American Eagle® and the AmericanConnection® carrier serve 260 airports in more than 50 countries and territories with, on average, more than 3,500 daily flights. The combined network fleet numbers nearly 900 aircraft. American's award-winning website, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members and members-elect serve more than 900 destinations with more than 9,000 daily flights to 150 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com, and AAdvantage are trademarks of American Airlines, Inc. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.

Cautionary Statement Regarding Forward-Looking Statements and Information
This news release could be viewed as containing forward-looking statements or information. Actual results may differ materially from the results suggested by the statements and information contained herein for a number of reasons, including, but not limited to, the impact of the restructuring of the company and certain of its U.S. subsidiaries, the company's ability to refinance, extend or repay its near and intermediate term debt, the company's substantial level of indebtedness and related interest rates, the potential impact of volatile and rising fuel prices, impairments and restructuring charges, and the potential impact of labor unrest. Because of the company's restructuring, there can be no assurance as to the future value of the company's securities, including its common stock, which could have little or no value at the end of the restructuring process. Accordingly, the company urges that caution be exercised with respect to existing and future investments in any of these securities (including the company's common stock) or other claims. Readers are referred to the documents filed by the company with the Securities and Exchange Commission, including the company's Form 10-K for the period ended December 31, 2011, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this news release. The company disclaims any obligation to update any forward-looking statement or information.

Detailed financial information follows:

AMR CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Percent
	2012	2011	Change
Revenues
Passenger - American Airlines	$4,909	$4,816	1.9
- Regional Affiliates	748	735	1.8
Cargo	156	176	(11.2)
Other revenues	616	649	(5.1)
Total operating revenues	6,429	6,376	0.8

Expenses
Aircraft fuel	2,180	2,255	(3.3)
Wages, salaries and benefits	1,783	1,776	0.4
Other rentals and landing fees	329	363	(9.4)
Maintenance, materials and repairs	347	345	0.7
Depreciation and amortization	256	273	(6.5)
Commissions, booking fees and credit card expense	277	285	(2.7)
Aircraft rentals	137	165	(16.7)
Food service	139	137	1.6
Special charges	211	—	*
Other operating expenses	719	738	(2.6)
Total operating expenses	6,378	6,337	0.6

Operating Income (Loss)	51	39	28.4

Other Income (Expense)
Interest income	7	6	6.7
Interest expense	(161)	(211)	(23.8)
Interest capitalized	13	11	15.0
Miscellaneous - net	(11)	(7)	57.1
Total other income	(152)	(201)	(24.4)

Income (Loss) Before Reorganization Items, Net	(101)	(162)	(37.5)
Reorganization Items, Net	(137)	—	*
Income Before Income Taxes	(238)	(162)	46.8
Income tax	—	—	—
Net Income	$(238)	$(162)	46.8

Earnings Per Share
Basic	$(0.71)	$(0.48)
Diluted	$(0.71)	$(0.48)

Number of Shares Used in Computation
Basic	335	335
Diluted	335	335
* Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Three Months Ended September 30, 2012
Entity Results	RASM[1]	Y-O-Y	ASMs[2]	Y-O-Y
	(cents)	Change	(billions)	Change

DOT Domestic	12.20	3.8%	22.7	(3.3)%
International	13.16	5.3%	16.3	(1.3)%
DOT Latin America	14.68	4.0%	7.4	1.8%
DOT Atlantic	12.01	2.9%	6.5	(3.1)%
DOT Pacific	11.55	15.9%	2.3	(5.7)%

American Airlines, Inc.	Three Months Ended September 30, 2012
Entity Results	Load Factor	Y-O-Y	Yield	Y-O-Y
	(pts)	Change (pts)	(cents)	Change

DOT Domestic	85.4	(0.1)	14.28	4.0%
International	85.5	1.7	15.39	3.3%
DOT Latin America	84.2	1.2	17.43	2.5%
DOT Atlantic	87.4	1.3	13.74	1.3%
DOT Pacific	84.5	4.1	13.68	10.4%

1 Revenue per Available Seat Mile
2 Available Seat Miles

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(in millions)
(Unaudited)

	Three Months Ended September 30,		Percent
	2012	2011	Change

Net Income	$(238)	$(162)	46.8
Special Charges	211	—	*
Reorganization Items	137	—	*
Net Income Excluding Reorganization and Special Items	110	(162)	*

* Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended September 30,		Percent
	2012	2011	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	33,302	33,898	(1.8)
Available seat miles (millions)	38,955	39,936	(2.5)
Cargo ton miles (millions)	425	444	(4.4)
Passenger load factor	85.5%	84.9%	0.6	pts
Passenger revenue yield per passenger mile (cents)	14.74	14.21	3.7
Passenger revenue per available seat mile (cents)	12.60	12.06	4.5
Cargo revenue yield per ton mile (cents)	36.71	39.54	(7.2)
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	14.45	13.93	3.8
Fuel consumption (gallons, in millions)	618	635	(2.5)
Fuel price per gallon (dollars)	3.11	3.15	(1.4)

Regional Affiliates
Revenue passenger miles (millions)	2,649	2,634	0.6
Available seat miles (millions)	3,468	3,497	(0.8)
Passenger load factor	76.4%	75.3%	1.1	pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	64,900	67,100
Other	13,000	13,700
Total	77,900	80,800

(1) Excludes $764 million and $800 million of expense incurred related to Regional Affiliates in 2012 and 2011, respectively.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended September 30,
(in millions, except as noted)	2012	2011
Operating expenses per available seat mile, excluding Regional Affiliates (cents)
	14.45	13.93
Less: Fuel expense per available seat mile (cents)	5.59	5.01
Operating expenses per available seat mile, excluding Regional Affiliates and fuel expenses (cents)
	8.86	8.92

Percent change	(0.7)%

American Airlines, Inc. Mainline Jet Operations	Three Months Ended September 30,
(in millions, except as noted)	2012	2011

Total operating expenses	$6,395	$6,361
Less: Operating expenses incurred related to Regional Affiliates	764	800
Operating expenses excluding expenses incurred related to Regional Affiliates	$5,631	$5,561
American mainline jet operations available seat miles	38,955	39,936
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	14.45	13.93

Percent change	3.8%

Less: Impact of reorganization and special Items (cents)	0.54	—
Operating expenses per available seat mile, excluding Regional
Affiliates and impact of reorganization and special items (cents)	13.91	13.93

Percent change	(0.1)%

Less: Fuel cost per available seat mile (cents)	4.93	5.01
Operating expenses per available seat mile, excluding Regional Affiliates, impact of reorganization and special items, and fuel expenses (cents)	8.98	8.92

Percent change	0.7%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel, reorganization items and special items, assists investors in understanding the impact of fuel prices and special items on the Company's operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Consolidated	Three Months Ended September 30,
(in millions, except as noted)	2012	2011

Total operating expenses	$6,378	$6,337
Available seat miles	42,423	43,432
Operating expenses per available seat mile (cents)	15.03	14.59
Less: Impact of reorganization and special Items (cents)	0.49	—

Operating expenses per available seat mile, excluding impact of reorganization
and special items (cents)	14.54	14.59

Percent change	(0.4)%

Less: Fuel expense per available seat mile (cents)	5.14	5.19
Operating expenses per available seat mile, excluding impact of reorganization and special	9.40	9.40
items and fuel expense (cents)

Percent change	—%

AMR CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,		Percent
	2012	2011	Change
Revenues
Passenger - American Airlines	$14,303	$13,508	5.9
- Regional Affiliates	2,208	2,023	9.1
Cargo	499	532	(6.2)
Other revenues	1,908	1,960	(2.7)
Total operating revenues	18,918	18,023	5.0

Expenses
Aircraft fuel	6,555	6,299	4.1
Wages, salaries and benefits	5,342	5,262	1.5
Other rentals and landing fees	990	1,070	(7.5)
Maintenance, materials and repairs	1,047	983	6.4
Depreciation and amortization	777	815	(4.8)
Commissions, booking fees and credit card expense	806	809	(0.4)
Aircraft rentals	410	483	(15.2)
Food service	394	390	1.0
Special charges	329	—	*
Other operating expenses	2,164	2,182	(0.8)
Total operating expenses	18,814	18,293	2.8

Operating Income (Loss)	104	(270)	*

Other Income (Expense)
Interest income	20	20	(2.7)
Interest expense	(503)	(626)	(19.7)
Interest capitalized	36	28	31.2
Miscellaneous - net	(29)	(36)	(19.4)
Total other income	(476)	(614)	(22.5)

Income (Loss) Before Reorganization Items, Net	(372)	(884)	(57.9)
Reorganization Items, Net	(1,767)	—	*
Income Before Income Taxes	(2,139)	(884)	*
Income tax	—	—	—
Net Income	$(2,139)	$(884)	*

Earnings Per Share
Basic	$(6.38)	$(2.64)
Diluted	$(6.38)	$(2.64)

Number of Shares Used in Computation
Basic	335	334
Diluted	335	334
* Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Nine Months Ended September 30, 2012
Entity Results	RASM[1]	Y-O-Y	ASMs[2]	Y-O-Y
	(cents)	Change	(billions)	Change

DOT Domestic	12.30	7.3%	67.9	(2.2)%
International	12.59	8.0%	47.3	(0.6)%
DOT Latin America	14.10	7.2%	23.2	2.8%
DOT Atlantic	11.36	6.5%	17.2	(5.8)%
DOT Pacific	10.58	13.3%	6.9	2.0%

American Airlines, Inc.	Nine Months Ended September 30, 2012
Entity Results	Load Factor	Y-O-Y	Yield	Y-O-Y
	(pts)	Change (pts)	(cents)	Change

DOT Domestic	84.0	0.8	14.65	6.3%
International	82.1	2.1	15.33	5.3%
DOT Latin America	81.3	0.3	17.35	6.8%
DOT Atlantic	83.1	3.2	13.67	2.4%
DOT Pacific	82.8	5.0	12.78	6.4%
1 Revenue per Available Seat Mile
2 Available Seat Miles

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(in millions)
(Unaudited)

	Nine Months Ended September 30,		Percent
	2012	2011	Change

Net Income	$(2,139)	$(884)	*
Special Charges	329	—	*
Reorganization Items	1,767	—	*
Net Income Excluding Reorganization and Special Items	(43)	(884)	(95.2)

* Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Nine Months Ended September 30,		Percent
	2012	2011	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	95,849	95,851	—
Available seat miles (millions)	115,162	117,013	(1.6)
Cargo ton miles (millions)	1,325	1,342	(1.2)
Passenger load factor	83.2%	81.9%	1.3	pts
Passenger revenue yield per passenger mile (cents)	14.92	14.09	5.9
Passenger revenue per available seat mile (cents)	12.42	11.54	7.6
Cargo revenue yield per ton mile (cents)	37.63	39.62	(5)
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	14.41	13.73	4.9
Fuel consumption (gallons, in millions)	1,815	1,858	(2.3)
Fuel price per gallon (gallons)	3.19	3.01	6.1

Regional Affiliates
Revenue passenger miles (millions)	7,703	7,354	4.8
Available seat miles (millions)	10,248	10,064	1.8
Passenger load factor	75.2%	73.1%	2.1	pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	65,300	66,550
Other	13,000	13,600
Total	78,300	80,150
(1) Excludes $2.3 billion and $2.3 billion of expense incurred related to Regional Affiliates in 2012 and 2011, respectively.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Consolidated	Nine Months Ended September 30,
(in millions, except as noted)	2012	2011

Total operating expenses	$18,814	$18,293
Available seat miles	125,410	127,078
Operating expenses per available seat mile (cents)	15.00	14.40
Less: Impact of reorganization and special Items (cents)	0.26	0.03

Operating expenses per available seat mile, excluding impact of reorganization and special items (cents)
	14.74	14.37

Percent change	2.6%

Less: Fuel expense per available seat mile (cents)	5.23	4.96
Operating expenses per available seat mile, excluding impact of reorganization and special items and fuel expense (cents)
	9.51	9.41

Percent change	1.1%

American Airlines, Inc. Mainline Jet Operations	Nine Months Ended September 30,
(in millions, except as noted)	2012	2011

Total operating expenses	$18,853	$18,379
Less: Operating expenses incurred related to Regional Affiliates	2,262	2,314
Operating expenses excluding expenses incurred related to Regional Affiliates	$16,591	$16,065
American mainline jet operations available seat miles	115,162	117,013
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	14.41	13.73

Percent change	4.9%

Less: Impact of reorganization and special Items (cents)	0.29	0.03
Operating expenses per available seat mile, excluding Regional
Affiliates and impact of reorganization and special items (cents)	14.12	13.70

Percent change	3.1%

Less: Fuel cost per available seat mile (cents)	5.03	4.77
Operating expenses per available seat mile, excluding Regional Affiliates, impact of reorganization and special items, and fuel expenses (cents)
	9.09	8.93

Percent change	1.9%
Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel, reorganization items and special items, assists investors in understanding the impact of fuel prices and special items on the Company's operations.
###
Current AMR Corp. news releases can be accessed at http://www.aa.com